Exhibit 23

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

 Washington, D.C.,                   ARTHUR ANDERSEN LLP

 May 10, 1996.